UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of report (Date of earliest event reported):
                            June 24, 2005 May 17, 2005


                               Pipeline Data Inc.


             (Exact name of registrant as specified in its charter)


            DELAWARE                  333-79831                13-3953764

State or other jurisdiction of   (Registration No.)          (IRS Employer
 incorporation or organization                            Identification No.)


             1515 Hancock Street, Suite 301, Hancock Plaza
                           Quincy, Massachusetts 02169
                    (Address of principal executive offices)

                                 (800) 932-5708
                         (Registrant's telephone number,
                              including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 7.01  REGULATION FD DISCLOSURE

     On May 17, 2004, Pipeline Data Inc. (the "Company")announced that pursuant to an agreement dated May 25, 2004 between Pipeline Data, Millennium Merchant Services, Inc. (Millennium) and Millennium's President, Kent Stiritz, that Pipeline authorized the issuance of 2,246,764 unregistered shares to complete the purchase of merchant portfolios from Millennium. The agreement specified a look back provision to evaluate the performance of the portfolios purchased. The board examined the residual payments made under the portfolios and approved the issuance of shares. The shares issued to Stiritz have already been accounted for in the Company's first quarter fully diluted share total and are restricted subject to Rule 144. The full text of the press release is set forth in Exhibit
99.1 hereto. The information in this report, including the exhibit hereto, is deemed not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

                                    SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                      Pipeline Data Inc,

Dated: June 24, 2005                               By: /s/ MacAllister Smith

                                                      ------------------------
                                                      MacAllister Smith
                                                      Chief Executive Officer